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                                                                    Exhibit 23.1

                        Consent of Independent Auditors


The Board of Directors
Timberland Growth Corporation

      We consent to the use of our report included in the Registration Statement on Form S-11 filed by Timberland Growth Corporation and to the reference to our firm under the heading "Experts" and "Selected Financial and Operating Information of the Potlatch Southern Timberlands" in the related Prospectus.


/s/ KPMG Peat Marwick LLP

April 28, 1998